UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2009

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Mist Agreement

As previously disclosed in a Current Report on Form 8-K filed with the Commission on October 29, 2009, NovaDel Pharma Inc. (the “Company”) issued a press release to announce that it had entered into a license and distribution agreement (the “Mist Agreement”) with privately-held Mist Acquisition, LLC (“Mist”) to manufacture and commercialize NitroMist®, the lingual spray version of nitroglycerine for the treatment of angina pectoris.

This amendment (this “Amendment”) to the Current Report on Form 8−K amends the Current Report on Form 8−K filed by the Company on October 29, 2009 solely to include the Mist Agreement in Item 9.01 below as Exhibit 10.1.

ECR Agreement

As previously disclosed in a Current Report on Form 8-K filed with the Commission on November 16, 2009, the Company issued a press release to announce that it had entered into an exclusive license and distribution agreement (the “ECR Agreement”) with ECR Pharmaceuticals Company, Inc. (“ECR”) to commercialize and manufacture NovaDel’s ZolpiMist™ in the United States and Canada.

This Amendment to the Current Report on Form 8−K amends the Current Report on Form 8−K filed by the Company on November 16, 2009 solely to include the ECR Agreement in Item 9.01 below as Exhibit 10.2.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

10.1+	License and Distribution Agreement, dated October 27, 2009, between NovaDel Pharma Inc. and Mist Acquisition, LLC.
10.2+	License and Distribution Agreement, dated November 12, 2009, between NovaDel Pharma Inc. and ECR Pharmaceuticals Company, Inc.

+           Confidential Treatment Requested.  Confidential materials omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ STEVEN B. RATOFF
Name:	Steven B. Ratoff
Title:	Chairman, Interim President and Chief Executive Officer and Interim Chief Financial Officer

Date: December 10, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1+	License and Distribution Agreement, dated October 27, 2009, between NovaDel Pharma Inc. and Mist Acquisition, LLC.
10.2+	License and Distribution Agreement, dated November 12, 2009, between NovaDel Pharma Inc. and ECR Pharmaceuticals Company, Inc.

+           Confidential Treatment Requested.  Confidential materials omitted and filed separately with the Securities and Exchange Commission.